Exhibit 99.1

Imperial Holdings, Inc. – Shareholders Request Special Meeting

BOCA RATON, Fla., May 29, 2012 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today that Opportunity Partners, L.P., a shareholder who is suing the Company to compel an annual meeting of shareholders, delivered a demand to hold a special meeting of shareholders on behalf of shareholders representing at least 50% of the Company’s outstanding common stock. The Company is considering the request in light of the best interests of all of its shareholders.

As previously reported, the Company was required to postpone its annual meeting of shareholders, which had been scheduled for May 17, 2012, due to the Company’s inability to file an annual report on Form 10-K with the Securities and Exchange Commission. The Company continues to work diligently to file its Form 10-K and is committed to setting a new annual meeting date as soon as practicable. While the Company can give no assurances at this time, it is the Company’s intention to hold its annual meeting by August 20, 2012.

If, however, the Company determines that it will not be in a position to hold its annual meeting by August 20, 2012, the Company intends to hold the special meeting no later than August 20, 2012.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to resolve the previously disclosed issues relating to the delay in its ability to complete and file its annual report on Form 10-K; the Company’s ability to complete additional procedures relating to its internal investigation and the completion and audit of its financial statements; unanticipated issues that prevent or delay the Company’s independent registered public accounting firm from concluding the audit for the year ended December 31, 2011 and its procedures for the quarter ended March 31, 2012 or that require additional efforts, procedures or review; ability of the Company or its independent registered public accounting firm to confirm relevant information or data; the Company’s ability to design or improve internal controls to address identified issues; the impact upon operations of legal compliance matters or internal controls review; the investigation by the Securities and Exchange Commission, and potential adverse outcomes associated with the investigations, including payments or fines the Company may be required to make, restrictions placed upon the Company and legal proceedings that may relate to these matters; the possibility that payments due to the Company under certain policies may be delayed; the amount of legal expenses for which the Company is reimbursed under its directors and officers insurance policy; the accuracy of actuarial assumptions underlying the Company’s models; the effect of policy premium payments on the Company’s liquidity; the Company’s continued ability to pay policy premiums; unanticipated accounting issues or audit issues regarding the financial data for the affected periods; and expenses associated with the foregoing, including costs of legal compliance matters or matters relating to the ongoing internal investigation and additional matters discussed in Imperial’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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